As filed with the Securities and Exchange Commission on September 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMC Entertainment Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0303916
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

(913) 213-2000

(Address of Principal Executive Offices) (Zip Code)

AMC Entertainment Holdings, Inc. 2024 Equity Incentive Plan, as amended

(Full title of the plan)

Edwin F. Gladbach

Senior Vice President, General Counsel & Secretary

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

(Name and address of agent for service)

(913) 213-2000

(Telephone number, including area code, of agent for service)

Copy to:

Kirstin P. Salzman, Esq.

Andrew Spector, Esq.

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, Missouri 64112

(816) 983-8316

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers an additional 25,000,000 shares of AMC Entertainment Holdings, Inc. (the “Registrant”) Class A common stock, par value $0.01 per share (“Common Stock”), that may be issued under the Registrant’s 2024 Equity Incentive Plan, as amended (the “Equity Plan”). The Board of Directors of the Registrant approved the First Amendment to the Equity Plan (the “Equity Plan Amendment”) to increase the number of shares of Common Stock that may be issued under the Equity Plan by 25,000,000, subject to stockholder approval at the Registrant’s 2026 Annual Meeting of Stockholders. On September 24, 2026, the stockholders approved the Equity Plan Amendment.

Previously, the Registrant registered 25,000,000 shares of Common Stock under the Equity Plan pursuant to Registration Statement No. 333-280063 filed with the U.S. Securities and Exchange Commission (“SEC”) on June 7, 2024. In accordance with Section E of the General Instructions to Form S-8, Registration Statement No. 333-280063 is incorporated by reference herein, except to the extent that such content is superseded by the item appearing below.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the SEC. The following documents, which are on file with the SEC, are incorporated into this Registration Statement by reference (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items):

(a)	the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 23, 2026 and the amendment to the Company’s annual report on Form 10-K, filed with the SEC on April 30, 2026;

(b)	the Company’s quarterly reports on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 5, 2026, and for the quarterly period ended June 30, 2026, filed with the SEC on July 23, 2026;

(c)	the Company’s current reports on Form 8-K, filed with the SEC on January 12, 2026, January 29, 2026, February 9, 2026, February 13, 2026, February 23, 2026 (Two Filings), February 25, 2026, March 6, 2026, March 16, 2026, March 24, 2026, April 1, 2026, April 17, 2026, May 5, 2026 (Two Filings), May 13, 2026, June 23, 2026, June 25, 2026, September 21, 2026 and September 24, 2026 (Two Filings); and

(d)	the description of the Company’s Class A common stock contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-40874) filed with the SEC on December 3, 2021 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s Class A common stock filed as Exhibit 4.4 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 23, 2026.

All reports and other documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	Exhibit	Filing Date
4.1	Fourth Amended and Restated Bylaws of AMC Entertainment Holdings, Inc.	10-K	3.2	2/28/2024
4.2	Fourth Amended and Restated Certificate of Incorporation of AMC Entertainment Holdings, Inc.	8-K	3.1	12/11/2025
5.1*	Opinion of Husch Blackwell LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Husch Blackwell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
99.1	AMC Entertainment Holdings, Inc. 2024 Equity Incentive Plan	S-8	99.1	6/7/2024
99.2	First Amendment to the AMC Entertainment Holdings, Inc. 2024 Equity Incentive Plan	8-K	99.1	9/24/2026
107*	Calculation of Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on the 24th day of September, 2026.

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Edwin F. Gladbach
Edwin F. Gladbach
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Edwin F. Gladbach and Sean D. Goodman and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 24, 2026.

Signature	Title

/s/ Adam M. Aron	Chief Executive Officer, President and Chairman of the Board
Adam M. Aron	(Principal Executive Officer)

/s/ Sean D. Goodman	Executive Vice President, International Operations, Chief Financial Officer and Treasurer
Sean D. Goodman	(Principal Financial Officer and Treasurer)

/s/ Chris A. Cox	Senior Vice President and Chief Accounting Officer
Chris A. Cox	(Principal Accounting Officer)

/s/ Denise Clark	Director
Denise Clark

/s/ Marcus Glover	Director
Marcus Glover

/s/ Sonia Jain	Director
Sonia Jain

/s/ Howard Koch, Jr.	Director
Howard Koch, Jr.

/s/ Philip Lader	Director
Philip Lader

/s/ Gary F. Locke	Director
Gary F. Locke

/s/ Keri Putnam	Director
Keri Putnam

/s/ Anthony J. Saich	Director
Anthony J. Saich

/s/ Adam J. Sussman	Director
Adam J. Sussman